                                                                    Exhibit 21.1

                    NATIONAL BANCSHARES CORPORATION OF TEXAS

SCHEDULE OF SUBISIDIARIES



NAME                                                 STATE OF INCORPORATION

NBT of Delaware, Inc.                                         Delaware

NBC Bank, N.A.                                                Texas

NBC Bank                                                      Texas

NBC Bank - Laredo, N.A.                                       Texas

NBC Holdings - Texas, Inc.                                    Texas

NBT Securities Holdings, Inc.                                 Delaware

NBC Financial, Inc.                                           Texas



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